UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

March 4, 2009

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Sunny New World Tower, 25th Floor No. 231 Xinhua Road Wuhan, Hubei Province, PRC	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 5953-8563
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 4, 2009, we received a Notice and Default and Payment Demand letter (the “Default Letter”) from Pope Investments LLC (“Pope”) in connection with its convertible promissory note in the amount of $5,520,000 (the “Note”) purchased in our April 2007 private placement offering.   The Default Letter provided notice of default based on the Company’s failure to make a required interest payment on the Note by February 20, 2009.  The Default Letter further demanded full payment of all interest, liquidated damages and accrued interest thereon in the amount of $130,364.37 by March 14, 2009, or Pope will accelerate the maturity date of the full principal amount of the Note.

Item 8.01 Other Events.

We have become aware that Excalibur Limited Partnership and Excalibur Limited Partnership II (the “Plaintiffs”) filed a motion for summary judgment in lieu of a complaint against us pursuant to CPLR § 3213 (the “Motion”) with the Supreme Court of the State of New York (the “Court”), alleging that we have been delinquent on the payment of an aggregate sum of $600,000 and accrued interest and costs arising from the Convertible Promissory Notes that we issued to the Plaintiffs in April 2007 in connection with a $7,560,000 private placement.

Pursuant to the motion, the Plaintiffs requested that the Court (1) enter summary judgment in favor of Excalibur Limited Partnership in the amount of $390,000 plus all accrued interest and costs, and, (2) enter summary judgment against Excalibur Limited Partnership in the amount of $210,000 and accrued interest and costs.

As of the date hereof, we have not received service of such notice, and therefore, we do not have details regarding the content of the complaint made by the Plaintiffs.

Item 9.01 Financial Statement and Exhibits.

(d)	EXHIBITS

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: March 5, 2009	By:	/s/ Yiqing Wan
Yiqing Wan President